SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2007

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)  Officer Incentive Compensation Plan

On April 24 2007, the compensation committee of our board of directors approved a cash bonus plan for our chief executive officer, other officers and certain other employee for the 2007 fiscal year (the “Bonus Plan”). Our chief executive officer will be eligible for a bonus between 80% and 120% of his base salary, and such bonus will be payable 75% in cash and 25% in restricted stock units which will have a 6 month vesting period.  Bonuses under the Bonus Plan for our chief financial officer may be between 48% and 72% of base salary, and bonuses under the Bonus Plan for our vice presidents may be between 36% and 54% of base salary. Bonuses for up to 100% achievement for these officers will be paid in cash. Overachievement of objectives above 100% will be paid in shares of restricted stock units for all officers, which will have a six month vesting period.  All bonuses will be based in part on the attainment of certain financial goals and in part on the attainment of certain individual objectives for each officer.  The Bonus Plan’s financial goals are based upon target revenue, and no bonus will be payable under the Bonus Plan unless a minimum amount of earnings before interest, depreciation, amortization and stock-based compensation are achieved. An officer’s individual objectives are set by the Company’s compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer
Dated: April 30, 2007